UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2018

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2018, Curis, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) to announce that it had filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation to effect a 1-for-5 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, $0.01 par value per share (the “Common Stock”). The Company also reported that on May 29, 2018, the Company issued a press release with respect to the effectiveness of the Reverse Stock Split (“Press Release”), and the Company included the Press Release as an exhibit to the Report. This Amendment No. 1 to Current Report on Form 8-K/A amends the Report to correct information set forth in the Press Release regarding the number of shares of the Company’s issued and outstanding common stock, both before and after giving effect to the Reverse Stock Split. The Company’s Reverse Stock Split reduced the number of shares of the Company’s issued and outstanding common stock from 165,628,371 to 33,125,630. The Reverse Stock Split reduced the number of authorized shares of the Company’s common stock from 337,500,000 to 67,500,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: May 30, 2018	By:	/s/ James E. Dentzer
James E. Dentzer
Chief Operating Officer and Chief Financial Officer